UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2018

Acadia Healthcare Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6100 Tower Circle, Suite 1000

Franklin, Tennessee 37067

(Address of Principal Executive Offices, including Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Chairman of the Board

On December 16, 2018 (the “Effective Date”), Mr. Joey A. Jacobs was removed from his positions as the Chief Executive Officer (“CEO”) and Chairman of the Board of directors (the “Board”) of Acadia Healthcare Corporation, Inc., a Delaware corporation (the “Company”).

Election of new Director and Chief Executive Officer

Also on December 16, 2018, Ms. Debbie Osteen, 63, was elected by the Board to serve as the Company’s CEO. Ms. Osteen formerly led Universal Health Services, Inc’s Behavioral Health Division over nearly two decades and was responsible for its growth and operational success across both the U.S. and the U.K.

A copy of the press release announcing Ms. Osteen’s appointment and Mr. Jacobs’ removal is filed herewith as Exhibit 99.1 to this Form 8-K.

In connection with the appointment of Ms. Osteen as the Company’s CEO, on December 16, 2018 the Company entered into an employment agreement (the “Agreement”) with her that includes the following terms:

Term. The term of the Agreement commences on the Effective Date and ends on December 31, 2020, subject to earlier termination in accordance with the terms of the Agreement.

Annual Cash Compensation. Ms. Osteen’s annual base salary will be $900,000 and her target annual bonus for each calendar year during her employment period with the Company will be 100% of her base salary. Ms. Osteen’s salary may be increased from time to time at the Company’s discretion.

Annual Equity Awards. For 2019, Ms. Osteen will be entitled to a long-term incentive award with a target value equal to not less than $3.2 million. Thereafter, Ms. Osteen will be eligible to receive annual grants of equity or other long-term incentive awards in amounts as determined by the Compensation Committee of the Board.

Make Whole Payment. To offset the value of compensation forfeited or forgone and compensate for other economic consequences of revoking her separation agreement with her former employer and joining the Company, Ms. Osteen will receive a one-time cash sign-on bonus in the amount of $350,000, a one-time equity grant of restricted stock units with a grant date fair value that will not exceed $6.65 million that will vest ratably on the first two anniversaries of the Effective Date, and an additional $2.5 million on the first anniversary of the Effective Date (subject to Ms. Osteen’s employment at such time).

Travel and Relocation Expenses. Ms. Osteen is required to permanently relocate to Nashville within the 12 months following the Effective Date. During the 12 months following the Effective Date (or, if earlier, Ms. Osteen’s permanent relocation to Nashville), the Company will reimburse Ms. Osteen for rent and reasonable living expenses, up to an aggregate amount of $8,000 per month, and reimburse the executive for reasonable travel expenses. The Company will also reimburse Ms. Osteen for relocation expenses, up to an aggregate amount of $225,000. The Company will also gross-up Ms. Osteen for associated taxes paid with respect to such reimbursements.

Benefits. Ms. Osteen will be eligible to participate in arrangements for health, insurance and retirement benefits available to other senior executives of the Company.

Termination Payments. In the event that the Company terminates her employment without “cause” or if she resigns her employment for “good reason” (each as defined in the Agreement), Ms. Osteen will be entitled to receive the following severance benefits, subject to Ms. Osteen’s timely execution and non-revocation of a general release of claims in favor of the Company: (i) accrued, but unpaid base salary, paid time off and sick pay, (ii) accrued by unpaid cash bonus with respect to a completed performance period, (ii) an amount equal to the sum of her base salary and target bonus, each as in effect at the time of her termination, (iii) pro-rated annual bonus for the year of termination based on actual performance, and (iv) Company payment of premiums for continued health and dental insurance premiums for 18 months following Ms. Osteen’s termination.

Restrictive Covenants. Ms. Osteen will be subject to non-competition, non-solicitation and non-disparagement covenants, during the term of her employment and for specified periods thereafter.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Expansion of the Board and Election of new Director

On December 16, 2018, the Board was expanded from eight directors to nine directors and the Board elected Ms. Osteen to fill the newly created directorship.

Election of new Chairman of the Board

On December 16, 2018, the Board elected Mr. Reeve B. Waud as Chairman of the Board of Directors of the Company. Mr. Waud has served as lead director of the Company since April 2012. Mr. Waud bring extensive knowledge and experience in the healthcare industry and general business matters. Mr. Waud founded Waud Capital Partners, L.L.C. (“WCP”) in 1993 and has served as the Managing Partner of WCP since that time. Prior to founding WCP, Mr. Waud was an investment professional at Golder, Thoma, Cressey, Rauner, Inc. (“GTCR”). Before joining GTCR, Mr. Waud was in the Corporate Finance Group of Salomon Brothers Inc. and was a founding member of its Venture Capital Group.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement with Ms. Osteen dated December 16, 2018

99.1	Press Release, dated December 17, 2018

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement with Ms. Osteen dated December 16, 2018

99.1	Press Release, dated December 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE CORPORATION, INC.

Date: December 17, 2018	By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Executive Vice President and General Counsel